SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2014 (June 19, 2014)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual stockholder meeting on June 19, 2014, stockholders elected directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.  Stockholders also ratified the selection of BDO USA LLP as the Company's independent registered certified accountants to audit the Company's financial statements as of and for the year ending December 31, 2014, approved an advisory vote to approve the compensation paid to the Company's named executive officers, and approved the 2014 Stock incentive Plan.  A tabulation of the matters voted on at this annual stockholder meeting is set forth below.

Proposal #1:– Election of Directors	Kathy L. Davis	Barbara D. DeBuono	Peter Kissinger	Dr. Gary Meller	John J. Sperzel III
For	4,377,839	4,350,464	4,388,339	4,387,839	4,661,448
Withheld/Against	301,955	329,330	291,455	291,955	18,346
Broker non-votes	3,539,417	3,539,417	3,539,417	3,539,417	3,539,417

Proposal	Ratifying BDO USA LLP as the Company's Independent Auditors for the year ending December 31, 2013	Approve Compensation paid to the Company's named Executive Officers	Approve 2014 Stock Incentive Plan	Vote to Adjourn Or Postpone the meeting	Vote on Other Business
For	8,177,995	4,631,056	4,490,445	7,291,577	6,225,241
Withheld/Against	17,202	17,202	27,160	35,886	671,184
Abstain	24,014	23,678	155,563	185,651	99,513
Broker non-votes	-	3,547,275	3,546,043	706,097	1,223,273

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 24, 2014                                                                                          Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel, III
John J. Sperzel III
Chief Executive Officer